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                                                                    Exhibit 23.2

[KPMG LOGO]

     Chartered Accountants

     Crown House            Mailing Address:    Telephone (441) 295-5063
     4 Par-la-Ville Road    P.O. Box HM 906     Fax (441) 295-9132
     Hamilton HM 08         Hamilton HM DX      Email kpmg@kpmg.bm
     Bermuda                Bermuda

The Board of Directors
IPC Holdings, Ltd.

We consent to incorporation by reference in this registration statement on Form S-8 of our reports dated February 3, 2003 on our audit of the consolidated financial statements and related financial statement schedules of IPC Holdings, Ltd. and subsidiaries as of December 31, 2002, which reports are included in IPC Holdings, Ltd.'s Form 10-K for the year ended December 31, 2002 and to all references to our firm contained in this registration statement.


/s/KPMG

KPMG
Hamilton, Bermuda
July 11, 2003